Attachment to Form 4

JOINT FILER INFORMATION

Name and Address:	Third Point LLC
390 Park Avenue
New York, NY 10022
Date of Event Requiring Statement:	07/19/13
Issuer and Ticker Symbol:	Yahoo! Inc. (YHOO)
Relationship to Issuer:	Director
Designated Filer:	Daniel S. Loeb
TABLE I INFORMATION
Title of Security:	Common Stock
Transaction Date:	July 19, 2013
Transaction Code:	S
Amount of Securities and Price:	1,400,000 at $29.30 per share
Securities Acquired (A) or Disposed of (D):	D
Amount of Securities Beneficially Owned Following Reported Transactions:	60,600,000
Ownership Form:	I
Nature of Indirect Beneficial Ownership:	(1)

Title of Security:	Common Stock
Transaction Date:	July 22, 2013
Transaction Code:	S
Amount of Securities and Price:	40,000,000 at $29.11 per share
Securities Acquired (A) or Disposed of (D):	D
Amount of Securities Beneficially Owned Following Reported Transactions:	20,600,000
Ownership Form:	I
Nature of Indirect Beneficial Ownership:	(1)

Signature	THIRD POINT LLC
By: DANIEL S. LOEB, Chief Executive Officer
	By:	/s/ William Song
	Name:	William Song
	Title:	Attorney-in-Fact